Exhibit B

                          NATIONAL FUEL RESOURCES, INC.
                                  BALANCE SHEET
                                  -------------

                                             AT JUNE 30,
                                             -----------

                                         1999             1998
                                         ----             ----
ASSETS
Current Assets:
  Cash & Temp. Cash Investments        $ 1,716,325      $ 3,878,913
  Notes Receivable-Interco               1,300,000          800,000
  Accounts Receivable                   11,985,305        9,140,955
  Accounts Receivable-Interco               26,016           12,376
  Reserve for Bad Debts                   (806,421)        (533,845)
  Gas Storage                            4,131,619        1,732,859
  Other Current Assets                      28,222          185,797
                                       -----------      -----------
                                        18,381,066       15,217,055
                                       -----------      -----------

Property, Plant, and Equipment
  Furniture and Fixtures                   745,063          410,096
Less - Accumulated DD&A                   (247,367)        (104,648)
                                       -----------      -----------
                                           497,696          305,448
                                       -----------      -----------

Other Assets:
  Long Term Investments                    324,998          689,909
  Other Deferred Debits                    507,807          288,919
                                       -----------      -----------
                                           832,805          978,828
                                       -----------      -----------

                                       $19,711,567      $16,501,331
                                       ===========      ===========

LIABILITIES
Current Liabilities:
  Accounts Payable                     $ 1,637,130      $ 3,069,889
  Accrued Liabilities                      (73,779)          43,295
  Current Income Taxes-Federal             521,275         (738,487)
  Accounts Payable-Intercompany            393,943        1,240,044
  Dividends Payable                         35,000           35,000
                                       -----------      -----------
                                         2,513,569        3,649,741
                                       -----------      -----------

Long Term Liabilities:
  Deferred Income Taxes                   (944,203)        (702,650)
  Miscellaneous Deferred Credits         5,208,520        2,374,982
                                       -----------      -----------
                                         4,264,317        1,672,332
                                       -----------      -----------

Stockholder's Equity:
  Common Stock                              10,000           10,000
  Capital Paid in Excess of Par          3,490,000        3,490,000
  Retained Earnings                      9,433,681        7,679,258
                                       -----------      -----------
Total Equity                            12,933,681       11,179,258
                                       -----------      -----------

                                       $19,711,567      $16,501,331
                                       ===========      ===========